EMPLOYMENT AGREEMENT
                              --------------------

EMPLOYMENT  AGREEMENT,  dated  as of  the  13th  day  of  September,  1999  (the
"Effective Date"), by and between ChinaMallUSA.com, Inc., Inc., a Utah Corporation doing business at 1 World Trade Center, Suite 2201, New York, NY 10048 (the "Company") and James Chyn, an individual residing at 337 Dodds Lane, Princeton, NJ 08540(the "Executive").

                                   WITNESSETH:

WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties mutually agree as follows:

SECTION 1:        EMPLOYMENT
----------------------------

The Company hereby employs Executive and the Executive hereby accepts such employment, as the Vice President, Marketing and Business Development of the Company, subject to the terms and conditions set forth in this Agreement.

SECTION 2:        DUTIES
------------------------

The Executive shall serve as the Vice President, Marketing and Business Development and shall (i) perform the services and functions required by and/or relating to such office and position and (ii) perform any and all duties as may be lawfully assigned to him from time to time by the Company. If requested by the Company, the Executive shall serve on the Board of Directors or any committee thereof without additional compensation. During the term of this Agreement, the Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Company.

SECTION 3:        TERM OF EMPLOYMENT
------------------------------------

The term of the Executive's employment shall be for a period of Thirty Six (36) months (the "Term") commencing on the Effective Date, subject to earlier termination by the parties pursuant to Sections 5 and 6 hereof The Executive shall be entitled to Four (4) weeks of vacation during each year of the Term.

SECTION 4:        COMPENSATION OF EXECUTIVE.
--------------------------------------------

4.1) SALARY. The Company shall pay to Executive a base salary of Two Thousand Five Hundred Dollars ($2,500) per month for the first four months of the Term; Five Thousand dollars ($5,000) per month for the following twelve months of the Term; and Ten Thousand dollars ($10,000) per month for the remaining twenty months of the Term. At any time during the Term of this Agreement, the base salary may be increased if so determined by and at the sole option of the Company. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its payroll in the regular course of business.

4.2) PERFORMANCE BONUS. During each year of the term, the Executive shall be entitled to receive a performance bonus (the "Performance Bonus") based upon the Company's financial performance and the Executive's performance of his duties as determined by the Company's Board of Directors (or the Compensation Committee thereof).

4.3) STOCK OPTIONS. Upon the execution of this Agreement, the Executive shall receive options to purchase a total of Two Hundred Thousand (200,000) shares of the Company's Common Stock at an exercise price of ninety cents ($0.90) per share, which shall be exercisable and subject to the terms and conditions of any Option Agreement that the Company requires its executives or employees to execute. So long as the Executive continues to remain in the employ of the Company, such options shall vest as follows: 60,000 options shall vest on the Effective date of this agreement; 70,000 options shall vest on the first anniversary date of this agreement and 70,000 options shall vest on the second anniversary date of this agreement.

4.4) EXPENSES. During the Term, the Company shall reimburse the Executive for all reasonable and necessary travel, entertainment expenses and other disbursements incurred by the Executive on behalf of the Company, and in performance of the Executive's duties hereunder. However, Execution shall obtain and receive prior approval for such expenses and disbursements by the Executive's supervisor.

4.5) BENEFITS. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs, pension plans, bonus plans, stock plans or similar benefits that may be generally available to all other executives of the Company to the extent the Executive is eligible under the terms of such plans or programs. The Company agrees to provide the Executive with a paid health insurance plan comparable to insurance coverage granted to the other Company Executives. In the event that the Executive elects not to be covered by the benefit plans provided by the Company to its other executives, the Company shall pay to the Executive an amount equal to the amount the Company would have paid on the Executive's behalf for such benefits, less customary withholding.

SECTION 5:        DISABILITY OF THE EXECUTIVE
---------------------------------------------

If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of Sixty
(60) consecutive days, or for a period of One Hundred and Eighty (180) days during any period of Three Hundred and Sixty (360) days (a "Disability"), the Company may, at the time or any time thereafter, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect. This contract shall then be deemed null and void and the Company shall be released of all its obligations hereunder.

SECTION 6:        TERMINATION
-----------------------------

a) The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause
         (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof "Cause" shall mean (i) the Executive's misconduct that could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or its president/chief executive officer, or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iii) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (iv) the Executive's material breach of any of the agreements contained herein provided Executive shall have the right to cure such breach during the Sixty (60) day period after receiving written notice of such breach or (v) the Executive's death or resignation hereinunder. A termination pursuant to Section 6(a)(i),
         (ii) shall take effect Ten (10) days after the giving of the notice contemplated hereby unless the Executive shall, during such 10-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its sole discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 6(a)(iii) shall take effect immediately upon the giving of the notice contemplated hereby.

b) The Company may at its sole option terminate the employment of the Executive and all of the Company's obligations under this Agreement (except as hereinafter provided) at any time during the Term without Cause provided that the Executive is given a written notice of such termination. The termination shall be effective Thirty (30) days following the giving of such written notice. This right to terminate can be exercised at any time by the Company. For convenience of reference, the date upon which any termination of this Agreement pursuant to Sections 5 or 6 is effective shall be referred to as the "Termination Date".

SECTION 7:        EFFECT OF TERMINATION OF EMPLOYMENT
-----------------------------------------------------

a) Upon the termination of the Executive's employment for Cause, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Base Salary provided for in Section 4.1, computed on a pro rata basis to the Termination Date (the "Unpaid Salary Amount"), (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, (the "Expense Reimbursement Amount") and (iii) unpaid amounts owed to the Executive for accrued and unused vacation days through the Termination Date (the "Vacation Amount").

b) Upon the termination of the Executive's employment for other than Cause including without Cause, or for a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the Unpaid Salary Amount as defined in (a) above, (ii) the Expense Reimbursement Amount as defined in (a) above, (iii) the Vacation Amount as defined in (a) above and (iv) severance compensation equal to the Base Salary for Twelve (12) months, 50% of which is payable on the Termination Date and 50% of which is payable in equal monthly installments during the period commencing thirty (30) days following the Termination Date and continuing for a period of six months thereafter.

c) In the event of an early termination of this Agreement, all options granted to the Executive that have been vested pursuant to Section 4 shall be exercisable in accordance with the standard Option Agreement that the Company requires its executives and employees to execute and shall be deemed null and void if they are not exercised within the period provided in the Option Agreement or one year (1) whichever is later, along with any and all unvested portion of the options and Company's obligations under Section 4 shall terminate.

SECTION 8:        DISCLOSURE OF CONFIDENTIAL INFORMATION
--------------------------------------------------------

Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value, to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company. The provisions of this Section 8 shall survive Executive's employment hereunder.

SECTION 9:        COVENANT NOT TO COMPETE
-----------------------------------------

a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period", as defined in Section 9(e) below, employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any affiliate thereof.

b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period, solicit any customers of the Company or any affiliate thereof.

c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

d) This Section 9 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

e) The term "Restricted Period," as used in this Section 9, shall mean the period of Executive's actual employment hereunder plus twelve (12) months after the Termination Date.

f) The provisions of this Section 9 shall survive the end of the Term as provided in Section 9(e) hereof.

SECTION 10:       MISCELLANEOUS
-------------------------------

10.1) INJUNCTIVE RELIEF. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach.

         The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

10.2) ASSIGNMENTS. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

10.3) ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

10.4) BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

10.5) HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e. g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the dates actually received or the third business day after sending.

10.7) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of [New York]without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

10.8) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                               CHINAMALL, INC.


                                               By:  /s/ Max P. Chen
                                                  ------------------------------
                                                  Name:  Max P. Chen
                                                  Title: Chief Executive Officer

                                               By:   /s/ James Chyn
                                                  ------------------------------
                                                  Name:  James Chyn

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